ORGANIGRAM GLOBAL INC. (the “Corporation” or “Organigram”) POLICY FOR THE RECOVERY OF ERRONEOUSLY AWARDED INCENTIVE-BASED COMPENSATION This Policy for the Recovery of Erroneously Awarded Inventive-Based Compensation (the “Policy”) was adopted by the board of directors (the “Board”) of the Corporation on November 30, 2023 and last reviewed and revised on September 26, 2025 (the “Effective Date”). Purpose This Policy has been adopted by the Board in accordance with certain listing standards of the Nasdaq Stock Market LLC (“Nasdaq”) mandated by Rule 10D-1 (as hereinafter defined), to facilitate reasonably prompt recovery by the Corporation of the amount of any Incentive-Based Compensation that is deemed to have been erroneously awarded in the event that the Corporation is required to restate its financial statements due to material non-compliance with any financial reporting requirement under relevant Securities Laws (as hereinafter defined). 1. Definitions 1.1 In this Policy, the following terms will have the following meanings: a) “Accounting Restatement” means an accounting restatement due to material noncompliance of the Corporation with any financial reporting requirement under the Securities Laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period; b) “Canadian Securities Laws” means all applicable securities laws of each of the provinces and territories of Canada in which the Corporation is a “reporting issuer”, and the respective rules and regulations made and forms prescribed under such laws, together with all applicable published instruments, policy statements, blanket orders, rulings and notices adopted by the securities regulatory authorities in such provinces and territories; c) “Compensation Committee” means the Compensation Committee of the Board; d) “Erroneously Awarded Incentive-Based Compensation” means that portion of any Incentive-Based Compensation that has been paid to an Executive Officer and is recoverable under Section 4.1 of this Policy, as such Erroneously Awarded Incentive- Based Compensation is determined under this Policy; e) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended; f) “Executive Officer” means any individual deemed to be an “executive officer” of the Corporation under Rule 10D-1, and shall include the Corporation’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the Corporation in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policy-making function, or any other person (including an executive officer of a subsidiary of the Corporation) who performs similar policymaking functions for the Corporation; g) “Financial Reporting Measures” means any measures that are determined and presented in accordance with the accounting principles used in preparing the Corporation’s financial statements, and any measures derived wholly or in part from such measures whether or not the measure is presented within the financial statements or included in a filing with the SEC; h) “Incentive-Based Compensation” means any compensation that is granted, earned or vested based wholly or in part upon the attainment of a Financial Reporting Measure; i) “MJDS” means the United States/Canada multi-jurisdictional disclosure system; j) “Received” means, in the context of Incentive-Based Compensation, the actual or deemed receipt in the Corporation’s fiscal period during which the Financial Reporting Measure specified in the Incentive-Based Compensation is attained, even if the payment or grant of the Incentive-Based Compensation occurs after the end of that period; k) “Recovery Period” has the meaning set forth in Section 4.3; l) “Rule 10D-1” means Rule 10D-1 adopted by the SEC under the Exchange Act; m) “SEC” means the United States Securities and Exchange Commission; n) “Securities Laws” means the Exchange Act and the United States Securities Act of 1933, as amended, and, to the extent that the Corporation has filed any of its financial statements with the SEC under the Exchange Act in reliance on the MJDS, Canadian Securities Laws; and o) “TSR” means total shareholder return. 2. Administration 2.1. This Policy will be administered by the Compensation Committee which will be empowered to, with consideration of applicable Securities Laws: a) interpret and administer this Policy; b) make determinations as to whether any Incentive-Based Compensation that has been Received by the current and former Executive Officers of the Corporation constitutes Erroneously Awarded Incentive-Based Compensation in the event of an Accounting Restatement; c) take action to enforce on behalf of the Corporation any recovery of any Erroneously Awarded Incentive-Based Compensation; d) make any other determinations that the Compensation Committee deems necessary or desirable to give effect to the objectives of this Policy; and

e) periodically review legislative developments that may have an impact on this Policy, and report to the Board any recommendations. 2.2 In addition to any authority provided under its charter, the Compensation Committee will have the authority to engage and retain independent legal counsel, independent accounting advisors and any outside professional advisor that it determines necessary to carry out its duties, at the expense of the Corporation, without the Board’s approval and at any time, and has the authority to determine any such advisor’s fees and other retention terms Interpretations 2.3 This Policy is intended to be a “Recovery Policy” for the purposes of Nasdaq Listing Rule 5608 and will be interpreted by the Compensation Committee consistent with Rule 10D-1. This Policy is in addition to the requirements of Section 304 of the Sarbanes-Oxley Act of 2002 that are applicable to the Corporation’s chief executive officer and chief financial officer. Compliance 2.4 The Compensation Committee may require that any employment agreement, offer letter, compensation plan, equity award agreement, or any other agreement entered into on or after the Effective Date require an Executive Officer to agree to abide by the terms of this Policy. Further, the Compensation Committee may require each Executive Officer to acknowledge this Policy through execution of the form of acknowledgement attached hereto as Appendix A (or such other form as approved from time-to-time by the Compensation Committee). 3. Scope and Interpretation of this Policy Scope of Accounting Restatements Subject to Policy 3.1 The Accounting Restatements that will trigger the obligation to recover Erroneously Awarded Incentive-Based Compensation will include any restatement of any of the financial statements of the Corporation filed with the SEC under the Exchange Act to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. For clarity, Accounting Restatements include for the purposes of this Policy both: a) big “R” restatements, being restatements to correct an error material to previously issued financial statements; and b) little “r” restatements, being restatements to correct errors that were not material to those previously issued financial statements but would result in a material misstatement if (i) the errors were left uncorrected in the current report or (ii) the error correction was recognized in the current period. Determination of When Incentive-Based Compensation is Received 3.2 Incentive-Based Compensation will be deemed Received in the fiscal period during which the Financial Reporting Measure specified in the Incentive-Based Compensation award was attained, even if the payment or grant occurs after the end of that period.

4. Recovery of Erroneously Awarded Incentive-Based Compensation 4.1 In the event that the Corporation is required to prepare an Accounting Restatement, the Corporation will reasonably promptly take action to recover the amount of any Erroneously Awarded Incentive-Based Compensation that has been Received by each applicable Executive Officer: a) after beginning services as an Executive Officer; b) who served as Executive Officer at any time during the performance period for that Incentive-Based Compensation; c) while the Corporation has a class of securities listed on Nasdaq (or another national securities exchange in the United States); and d) during the three completed fiscal years immediately preceding the date on which the Corporation was required to prepare the Accounting Statement, as this three-year period is determined under Section 4.3 below. 4.2 Recovery will be required on a “no fault” basis, without regard to whether an Executive Officer engaged in any misconduct or whether the Executive Officer was responsible for the erroneous financial statements that led to the Accounting Restatement. Determination of Recovery Period 4.3 The recovery period for the determination of Erroneously Awarded Incentive-Based Compensation (the “Recovery Period”) will determined as the three completed fiscal years immediately preceding the date that the Corporation is required to prepare an Accounting Restatement, as that date is determined under Section 4.3. In the event of a change in the financial year of the Corporation, the Recovery Period will also include any transition period that results from a change in the Corporation’s fiscal year within or immediately following those three completed fiscal years, provided that a transition period between the last day of the Corporation’s previous fiscal year end and the first day of its new fiscal year that comprises a period of nine to 12 months would be deemed a completed fiscal year. Scope of Incentive-Based Compensation Subject to Recovery 4.5 The amount of any Erroneously Awarded Incentive-Based Compensation to be recovered under Section 4.1 will be determined as follows for each applicable Executive Officer: a) the amount of Incentive-Based Compensation that has been Received by the Executive Officer during the Recovery Period to which this Policy applies, less b) the amount of the Incentive-Based Compensation that would have been received in respect of the Recovery Period had the Incentive-Based Compensation been determined based on the restated amount. 4.6 Erroneously Awarded Incentive-Based Compensation will include any Incentive-Based Compensation that was based on stock price or TSR to the extent that the Incentive-Based Compensation was inaccurate as a result of the Accounting Restatement. For Incentive-Based

Compensation based on stock price or TSR, where the amount of Erroneously Awarded Incentive- Based Compensation is not subject to mathematical recalculation directly from the information in the Accounting Restatement: a) the amount must be based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or TSR upon which the Incentive-Based Compensation was received, and b) the amount of the Incentive-Based Compensation that would have been received in respect of the Recovery Period had the Incentive-Based Compensation been determined based on the restated amount. 4.7 The Compensation Committee shall promptly notify each Executive Officer with a written notice containing the amount of any Erroneously Awarded Compensation and a demand for repayment or return of such compensation. 4.8 The amount of any Erroneously Awarded Incentive-Based Compensation will be computed without regard to any taxes paid by the Executive Officer. 4.9 To the extent that the Executive Officer has already reimbursed the Corporation for any Erroneously Awarded Compensation Received under any duplicative recovery obligations established by the Corporation or applicable law, it shall be appropriate for any such reimbursed amount to be credited to the amount of Erroneously Awarded Compensation that is subject to recovery under this Policy. 4.10 Notwithstanding anything in this Policy, in no event will the Corporation be required to award any Executive Officer an additional payment or other compensation if the Accounting Restatement would have resulted in the grant, payment or vesting of Incentive-Based Compensation that is greater than the Incentive-Based Compensation actually received by the affected Executive Officer. The recovery of Erroneously Awarded Incentive-Based Compensation is not dependent on if or when the restatement is filed. 5. Reporting Reporting of Erroneously Award Compensation 5.1 In the event of an Accounting Restatement pursuant to which the Compensation Committee has considered whether recovery of any Erroneously Awarded Incentive-Based Compensation is required, the Compensation Committee will prepare a report to management of the Corporation detailing the information required to be reported by the Corporation with respect to such Accounting Restatement on the Form 40-F or other form of annual report to be filed by the Corporation under the Exchange Act for the fiscal year in which the Accounting Restatement occurred and in any other filing required to be made by the Corporation under Securities Laws. Documentation 5.2 The Compensation Committee will maintain documentation as to the determination of the amount of any Erroneously Awarded Incentive-Based Compensation, including any reasonable estimates made during the calculation process, and any efforts undertaken to recover Erroneously

Awarded Incentive-Based Compensation. The Corporation will provide this information to Nasdaq upon its request. 6. Enforcement of Recovery 6.1 Upon a determination by the Compensation Committee that the Corporation is obligated to recover Erroneously Awarded Incentive-Based Compensation under Section 4.1, the Corporation will take steps to recover such Erroneously Awarded Incentive-Based Compensation other than in circumstances where each of (a) and (b) below apply: a) one of the following circumstances exists: i. the direct expense paid to a third party to assist in enforcing this Policy would exceed the amount to be recovered, provided that before concluding that it would be impracticable to recover any amount of Erroneously Awarded Incentive-Based Compensation based on expense of enforcement, the Corporation has made a reasonable attempt to recover such Erroneously Awarded Incentive-Based Compensation and documented such reasonable attempt(s) to recover (which documentation will be provided to Nasdaq at the request of Nasdaq); ii. recovery would violate any applicable Canadian federal or provincial law where that law was adopted prior to November 28, 2022, provided that the Corporation has obtained an opinion of its Canadian counsel, in a form acceptable to Nasdaq, that recovery would result in such a violation, and such opinion is provided to Nasdaq; or iii. recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the registrant, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder; and b) the Compensation Committee, or a majority of the independent directors of the Board, has made a determination that recovery would be impracticable. Deferred Payment Plans 6.2 The Compensation Committee may consider the establishment of a deferred payment where recovery is required from an Executive Officer and where the deferred payment plan allows the Executive Officer to repay the Erroneously Awarded Incentive-Based Compensation as soon as possible without unreasonable economic hardship to the Executive Officer, depending on the facts and circumstances; provided that any such deferred payment plan shall be narrowly tailored to the Erroneously Awarded Incentive-Based Compensation being recovered so as not to constitute a personal loan to the Executive Officer that is prohibited by Section 13(k) of the Exchange Act. Recovery of Costs 6.3 If an Executive Officer fails to repay all Erroneously Awarded Incentive-Based Compensation when due, the Corporation will take all actions reasonable and appropriate to recover the Erroneously Awarded Incentive-Based Compensation from the Executive Officer, and in that case the Executive Officer will be required to reimburse the Corporation for all reasonable expenses incurred in recovering the Erroneously Awarded Incentive-Based Compensation from the Executive Officer. Other Legal Remedies 6.4 Any right of recovery under this Policy is in addition to, and not in lieu of, any other remedies or rights of recovery that may be available to the Corporation under applicable law, regulation or rule, or under the terms of any similar policy or agreement in any employment agreement, offer letter, compensation plan, equity award agreement, or similar agreement and any other legal remedies available to the Corporation. 7. Prohibition on Indemnification Prohibition on Indemnification 7.1 The Corporation shall not be permitted to indemnify or insure any Executive Officer against (i) the loss of any Erroneously Awarded Compensation that is repaid, returned or recovered pursuant to the terms of this Policy, or (ii) any claims relating to the Corporation’s enforcement of its rights under this Policy. Further, the Corporation shall not enter into any agreement that exempts any Incentive-based Compensation that is granted, paid or awarded to an Executive Officer from the application of this Policy or that waives the Corporation’s right to recovery of any Erroneously Awarded Compensation, and this Policy shall supersede any such agreement (whether entered into before, on or after the Effective Date of this Policy). Insurance 7.2 The Corporation will not purchase or pay or reimburse any Executive Officer for any insurance policy to cover losses incurred by any Executive Officer under this Policy. Other Recovery Rights 7.3 This Policy shall be binding and enforceable against all Executive Officers and, to the extent required by applicable law or guidance from the SEC or Nasdaq, their beneficiaries, heirs, executors, administrators or other legal representatives. The Compensation Committee intends that this Policy will be applied to the fullest extent required by applicable law. Any employment agreement, equity award agreement, compensatory plan or any other agreement or arrangement with an Executive Officer shall be deemed to include, as a condition to the grant of any benefit thereunder, an agreement by the Executive Officer to abide by the terms of this Policy. Any right of recovery under this Policy is in addition to, and not in lieu of, any other remedies or rights of recovery that may be available to the Corporation under applicable law, regulation or rule or pursuant to the terms of any policy of the Corporation or any provision in any employment agreement, equity award agreement, compensatory plan, agreement or other arrangement.

APPENDIX A ATTESTATION AND ACKNOWLEDGEMENT OF POLICY FOR THE RECOVERY OF ERRONEOUSLY AWARDED INCENTIVE-BASED COMPENSATION By my signature below, I hereby acknowledge and agree that: • I have received and read the attached Policy for the Recovery of Erroneously Awarded Incentive-Based Compensation, as adopted by resolution of the Board of Directors of Organigram Global Inc.. • I hereby agree to abide by all of the terms of this Policy both during and after my employment with the Corporation, including, without limitation, by promptly repaying or returning any Erroneously Awarded Incentive-Based Compensation to the Corporation as determined in accordance with this Policy DATED this day of , 20 . Signature Name (Please Print) Position (Please Print)